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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We consent to the incorporation by reference in this Registration Statement (Form S-3) of Jacor Communications Company, Jacor Communications, Inc. and Subsidiary Guarantors, filed pursuant to Rule 462(b) and which incorporates the Prospectus Supplements to previously effective Registration Statement on Form S-3 (file No. 333-40127) and related Prospectus Supplements dated February 3, 1998 relating thereto, of our report dated September 18, 1997, with respect to the financial statements of Jacor Broadcasting of Youngstown, Inc. (formerly WN Broadcasting Corp.).

                                          WILLIAM T. OGDEN, INC.

Youngstown, Ohio
February 3, 1998